Exhibit 3.1

Bekanntmachung

der Neufassung des Gesetzes über die

Landwirtschaftliche Rentenbank

Vom 4. September 2002 (BGBl. I S. 3646)

Auf Grund des Artikels 2 des Fünften Gesetzes zur Änderung des Gesetzes über die Landwirtschaftliche Rentenbank vom 23. Juli 2002 (BGBl. I S. 2782) wird nachstehend der Wortlaut des Gesetzes über die Landwirtschaftliche Rentenbank in der seit dem 1. August 2002 geltenden Fassung bekannt gemacht. Die Neufassung berücksichtigt:

  die im Bundesgesetzblatt Teil III, Gliederungsnummer 7624-1, veröffentlichte bereinigte Fassung des Gesetzes nach Maßgabe des § 3 Abs. 1 Satz 2 des Gesetzes über die Sammlung des Bundesrechts vom 10. Juli 1958 (BGBl. I S. 437) und des § 3 des Gesetzes über den Abschluss der Sammlung des Bundesrechts vom 28. Dezember 1968 (BGBI. IS. 1451),
  den am 21. März 1975 in Kraft getretenen Artikel 12 des Gesetzes vom 18. März 1975 (BGBl. I S. 705),
  den am 1. Januar 1976 in Kraft getretenen Artikel 2 des Gesetzes vom 22. Dezember 1975 (BGBl. I S. 3171),
  das am 30. Mai 1976 in Kraft getretene Gesetz vom 25. Mai 1976 (BGBl. I S. 1245), das am 20. Dezember 1981 in Kraft getretene Gesetz vom 14. Dezember 1981 (BGBl. I S. 1389), den am 1. Januar 1987 in Kraft getretenen Artikel 8 des Gesetzes vom 25. Juli 1986 (BGBl. I S. 1169),
  den am 1. Januar 1987 in Kraft getretenen Artikel 15 des Gesetzes vom 16. Dezember 1986 (BGBl. I S. 2441),
  den am 1. Januar 1991 in Kraft getretenen Artikel 2 Nr. 7 des Gesetzes vom 13. Dezember 1990 (BGBl. I S. 2749),
  den am 16. Juli 1994 in Kraft getretenen Artikel 5 des Gesetzes vom 8. Juli  1994 (BGBl. I S. 1465),
  den am 1. Januar 1999 in Kraft getretenen Artikel 82 des Gesetzes vom 5. Oktober 1994 (BGBl. I S. 2911),
  den am 7. November 2001 in Kraft getretenen Artikel 168 der Verordnung vom  29. Oktober 2001 (BGBl. I S. 2785),
  den am 1. August 2002 in Kraft getretenen Artikel 1 des eingangs genannten Gesetzes.

Bonn, den 4. September 2002

Die Bundesministerin

für Verbraucherschutz, Ernährung und Landwirtschaft

Renate Künast

Gesetz

über die Landwirtschaftliche Rentenbank

§ 1

Rechtsform, Sitz

(1)   Die Landwirtschaftliche Rentenbank, nachstehend Bank genannt, ist eine bundesunmittelbare Anstalt des öffentlichen Rechts.

(2) Die Bank hat ihren Sitz in Frankfurt am Main. Sie unterhält keine Zweigniederlassungen.

§ 2

Kapital

(1)     Das Grundkapital der Bank beträgt 135 Millionen Euro.

(2)    Zur Verstärkung ihres Kapitals ist eine Hauptrücklage zu bilden. Dieser ist mindestens die Hälfte des nach Zuführung zur Deckungsrücklage (Absatz 3) verbleibenden Jahresüberschusses zuzuweisen.

(3)    Neben der Hauptrücklage (Absatz 2) ist eine besondere Deckungsrücklage zu bilden; sie dient der Schaffung zusätzlicher Sicherheiten für die von der Bank ausgegebenen gedeckten Schuldverschreibungen. Die Deckungsrücklage darf fünf vom Hundert des Nennbetrages der jeweils im Umlauf befindlichen gedeckten Schuldverschreibungen nicht überschreiten. Ihr dürfen nicht mehr als 50 vom Hundert des Jahresüberschusses zugewiesen werden.

§ 3

Geschäftsaufgaben

(1)    Die Bank dient der Förderung der Landwirtschaft und des ländlichen Raumes, wobei die jeweiligen Zuständigkeiten des Bundes und der Länder zu beachten sind. Sie kann nach näherer Bestimmung der Satzung folgende Geschäfte betreiben:

1.       Finanzierungsmittel gewähren, die der Förderung der Landwirtschaft (einschließlich Forstwirtschaft, Gartenbau und Fischerei), der vor- und nachgelagerten Bereiche oder des ländlichen Raumes, insbesondere

a)      der Förderung des Absatzes und der Lagerhaltung land- und ernährungswirtschaftlicher Produkte,

b)      dem agrarbezogenen Umweltschutz, der Förderung erneuerbarer Energien und nachwachsender Rohstoffe aus der Landwirtschaft, der Verbreitung des ökologischen Landbaus und dem Tierschutz in der Landwirtschaft oder

c)      der Förderung der Infrastruktur ländlich geprägter Räume

dienen; die Finanzierungsmittel dürfen außer im Falle der Nummer 4 nur über Kreditinstitute ausgelegt werden;

2.      Bankgeschäfte sowie Treuhand- und sonstige Geschäfte mit Bundes- und Landesbehörden und zwischenstaatlichen Organisationen betreiben und Ergänzungsprogramme auflegen;

3.      Kreditinstituten mit Sitz in einem Mitgliedstaat der Europäischen Union, die das landwirtschaftliche Kreditgeschäft betreiben und für die Kreditversorgung der Land- und Ernährungswirtschaft sowie des ländlichen Raumes von allgemeiner Bedeutung sind, Finanzierungsmittel zu Marktkonditionen gewähren;

4.      Unternehmen, deren Geschäftsbetrieb für die Land- und Ernährungswirtschaft (einschließlich Forstwirtschaft, Gartenbau und Fischerei) von allgemeiner Bedeutung ist, Finanzierungsmittel gewähren, welche Unternehmen diese Voraussetzungen erfüllen und welchen Betrag die Kredite an diese Unternehmen insgesamt nicht überschreiten dürfen, bestimmt der Verwaltungsrat mit einer Mehrheit von mindestens zwei Dritteln seiner Mitglieder;

5.      zur Beschaffung der erforderlichen Mittel Darlehen aufnehmen, ungedeckt und gedeckte Schuldverschreibungen ausgeben, Gewährleistungen übernehmen sowie alle sonstigen banküblichen Finanzierungsinstrumente einsetzen;

6.      sich an den in Nummer 3 und 4 bezeichneten Instituten und Unternehmen unter Beachtung des Bundeshaushaltsrechts beteiligen; diese Beteiligungen sind nur in Ausnahmefällen zulässig.

(2) Geschäfte nach Absatz 1 Satz 2 Nr. 2 mit Landesbehörden oder zwischenstaatlichen Organisationen, Beschlüsse des Verwaltungsrats nach Absatz 1 Satz 2 Nr. 4 und Beteiligungen nach Absatz 1 Satz 2 Nr. 6 bedürfen der Zustimmung der Aufsichtsbehörde (§ 11 Abs. 1).

(3) Das Bundesministerium für Verbraucherschutz, Ernährung und Landwirtschaft kann der Bank im Einvernehmen mit dem Bundesministerium der Finanzen gegen angemessenes Entgelt und im Rahmen der Zuständigkeit des Bundes weitere Aufgaben zuweisen, an denen ein staatliches Interesse der Bundesrepublik Deutschland besteht.

§ 4

Sonstige Geschäfte

(1) Die Bank kann ferner alle Geschäfte betreiben, die mit der Durchführung der ihr nach § 3 gestatteten Geschäfte in Zusammenhang stehen. Die Annahme von Einlagen und das Finanzkommissionsgeschäft sind der Bank nicht gestattet, es sei denn, es handelt sich um

1.      Geschäfte für Betriebsangehörige,

2.      Einlagen des Bundes und seiner Sondervermögen,

3.      Einlagen zentraler, sich über das Bundesgebiet erstreckender berufsständischer Organisationen der Land- und Forstwirtschaft oder

4.      Einlagen der in § 3 Abs. 1 Satz 2 Nr. 4 bezeichneten Unternehmen.

(2) Soweit zur Erfüllung der in § 3 genannten Geschäftsaufgaben erforderlich, darf die Bank Forderungen und Wertpapiere kaufen und verkaufen.

§ 5

Organe

(1)   Organe der Bank sind

1.      der Vorstand,

2.      der Verwaltungsrat,

3.      die Anstaltsversammlung.

(2)   Die Aufgaben und Befugnisse der Organe regelt, soweit sie nicht im Gesetz bestimmt sind, die Satzung.

§ 6

Vorstand

(1) Der Vorstand besteht aus mindestens zwei Mitgliedern. Die Vorstandsmitglieder werden vom Verwaltungsrat mit einer Mehrheit von mindestens zwei Dritteln seiner Mitglieder bestellt und abberufen. Die Bestellung bedarf der Zustimmung der Aufsichtsbehörde (§ 11 Abs. 1).

(2) Der Vorstand führt die Geschäfte der Bank, soweit diese Aufgabe nicht durch Gesetz oder Satzung anderen Organen zugewiesen ist.

(3) Der Vorstand vertritt die Bank gerichtlich und außergerichtlich. Die Befugnis zur Vertretung der Bank sowie die Form für Willenserklärungen der vertretungsberechtigten Personen werden durch die Satzung geregelt. Ist eine Willenserklärung der Bank gegenüber abzugeben, so genügt die Abgabe gegenüber einem Mitgleid des Vorstandes. Auf die Vertretung der Bank gegenüber ihren Organen sind die für Aktiengesellschaften geltenden Vorschriften entsprechend anzuwenden.

§ 7

Verwaltungsrat

(1) Der Verwaltungsrat besteht aus

  acht Vertretern landwirtschaftlicher und ernährungswirtschaftlicher Organisationen, von denen benannt werden sechs vom Deutschen Bauernverband e.V., einer vom Deutschen Raiffeisenverband e.V. sowie einer als Vertreter der Ernährungswirtschaft (Industrie und Handel) von den ernährungswirtschaftlichen Verbänden;

  drei Landwirtschaftsministern der Länder, die vom Bundesrat für eine von ihm zu bemessende Zeitdauer bestimmt werden, oder ihren ständigen Vertretern im Amt;

  einem Vertreter der Gewerkschaften;

  dem Bundesminister oder der Bundesministerin für Verbraucherschutz, Ernährung und Landwirtschaft; die Vertretung in den Sitzungen des Verwaltungsrates und seiner Ausschüsse durch einen ständigen Vertreter im Amt oder durch einen Abteilungsleiter ist zulässig;

  je einem Vertreter des Bundesministeriums für Verbraucherschutz, Ernährung und Landwirtschaft sowie des Bundesministeriums der Finanzen; die Bundesministerien können auch durch andere sachverständige Personen vertreten sein;

  drei Vertretern von Kreditinstituten oder anderen Kreditsachverständigen, die von den anderen Mitgliedern des Verwaltungsrates hinzugewählt werden.

(2) Der Vorsitzende des Verwaltungsrates wird vom Verwaltungsrat aus den Reihen der vom Deutschen Bauernverband e.V. benannten Mitglieder gewählt. Sein Stellvertreter ist der Bundesminister oder Bundesministerin für Verbraucherschutz, Ernährung und Landwirtschaft.

(3) Mitglieder der Anstaltsversammlung dürfen dem Verwaltungsrat nicht angehören.

(4) Der Verwaltungsrat überwacht die Geschäftsführung des Vorstandes und beschließt über dessen Entlastung; er kann dem Vorstand allgemeine und besondere Weisungen erteilen.

(5) Der Verwaltungsrat beschließt über den Jahresabschluss, über die Zuführung zur Hauptrücklage und zur Deckungsrücklage sowie über die Aufteilung des Bilanzgewinnes auf den Förderungsfonds (§ 9 Abs. 2) und das Zweckvermögen (§ 9 Abs. 3); er hat seinen Vorschlag über die Gewinnverwendung nach § 9 Abs. 2 der Anstaltsversammlung zur Beschlussfassung zuzuleiten.

(6) Der Verwaltungsrat beschließt die Satzung und ihre Änderungen. Sie bedürfen der Genehmigung der Aufsichtsbehörde (§ 11 Abs. 1).

§ 8

Anstaltsversammlung

(1) Die Anstaltsversammlung ist die Vertretung der Eigentümer und Pächter der mit der Rentenbankgrundschuld belasteten Grundstücke.

(2) Die Anstaltsversammlung besteht aus 28 Mitgliedern, von denen je zwei von den Ländern Baden-Württemberg, Bayern, Brandenburg, Hessen, Mecklenburg-Vorpommern, Niedersachsen, Nordrhein-Westfalen, Rheinland-Pfalz, Sachsen, Sachsen-Anhalt, Schleswig-Holstein sowie Thüringen und je eines von den Ländern Berlin, Bremen, Hamburg sowie Saarland benannt werden. Bei der Auswahl der Vertreter sind die einzelnen Betriebsgrößenklassen, insbesondere die bäuerlichen Familienbetriebe, angemessen zu berücksichtigen.

(3) Die Anstaltsversammlung nimmt die Berichte des Vorstandes über die Geschäftstätigkeit der Bank und des Verwaltungsrates über die von ihm gefassten Beschlüsse entgegen und berät die Bank in Fragen der Förderung der Landwirtschaft und des ländlichen Raumes sowie bei allgemeinen agrar- und geschäftspolitischen Fragen. Sie beschließt über die Gewinnverwendung gemäß § 9 Abs. 2.

§ 9

Gewinnverwendung

(1) Der Bilanzgewinn darf nur für eine das Allgemeininteresse wahrende Förderung der Landwirtschaft und des ländlichen Raumes verwendet werden.

(2) Höchstens die Hälfte des zur Verteilung kommenden Betrages fließt einem Förderungsfonds zu, über dessen Verwendung die Anstaltsversammlung nach von ihr zu erlassenden Richtlinien entscheidet.

(3) Mindestens die Hälfte des zur Verteilung kommenden Betrages soll dem bei der Bank gemäß § 10 Abs. 3 des Entschuldungsabwicklungsgesetzes in der im Bundesgesetzblatt Teil III, Gliederungsnummer 7812-2, veröffentlichten bereinigten Fassung, das zuletzt  durch Artikel 182 der Verordnung vom 29. Oktober 2001 (BGBl. I S. 2785) geändert worden ist, gebildeten Zweckvermögen des Bundes zufließen, solange dieses von der Bank verwaltet wird und Aufgaben zu erfüllen hat, die den Aufgaben der Bank entsprechen, und solange die Bank von allen Steuern vom Vermögen, vom Einkommen und vom Gewerbebetrieb befreit ist.

§ 10

Besondere Pflicht der Organe

Sorgfaltspflicht und Verantwortlichkeit der Mitglieder des Vorstandes und des Verwaltungsrates richten sich nach den entsprechenden Vorschriften für Vorstands- und Aufsichtsratsmitglieder der Aktiengesellschaften.

§ 11

Aufsicht

(1)   Die Bank untersteht der Aufsicht des Bundesministeriums für Verbraucherschutz, Ernährung und Landwirtschaft (Aufsichtsbehörde), das seine Entscheidungen im Einvernehmen mit dem Bundesministerium der Finanzen trifft. Die Aufsichtsbehörde trägt dafür Sorge, dass der Geschäftsbetrieb der Bank mit dem öffentlichen Interesse insbesondere an der Förderung der Landwirtschaft und des ländlichen Raumes sowie mit den Gesetzen und der Satzung in Einklang steht.

(2)    Die Aufsichtsbehörde ist befugt, von den Organen der Bank Auskunft über alle Geschäftsangelegenheiten zu verlangen, Bücher und Schriften der Bank einzusehen sowie an den Sitzungen des Verwaltungsrates und seiner Ausschüsse sowie an der Anstaltsversammlung teilzunehmen und Anträge zu stellen; ihren Vertretern ist jederzeit das Wort zu erteilen.

(3)    Die Aufsichtsbehörde ist ferner befugt, die Anberaumung von Sitzungen der Organe und die Ankündigung von Gegenständen zur Beschlussfassung zu verlangen sowie die Ausführung von Anordnungen und Beschlüssen zu untersagen, die gegen das öffentliche Interesse insbesondere an der Förderung der Landwirtschaft und des ländlichen Raumes oder gegen die Gesetze oder Satzung verstoßen.

(4)    Im übrigen ist die Bank in der Verwaltung und Geschäftsführung selbständig, desgleichen in der Anstellung des Personals.

§ 12

Dienstsiegel und öffentliche Urkunden

Die Bank ist berechtigt, ein Dienstsiegel zu führen. Ordnungsgemäß unterschriebene  und mit dem Abdruck des Dienstsiegels versehene Erklärungen der Bank haben die Eigenschaft öffentlich beglaubigter Urkunden.

§ 13

Gedeckte Schuldverschreibungen

(1)    Die Bank kann gedeckte Schuldverschreibungen nach Maßgabe der Absätze 2 bis 4 ausgeben.

(2)    Der Gesamtbetrag der von der Bank ausgegebenen Schuldverschreibungen muss in Höhe des Nennwerts und der Zinsen jederzeit gedeckt sein. Als Deckung sind zulässig

1. Pfandbriefe und Kommunalobligationen, die nach den Vorschriften des Gesetzes über die Pfandbriefe und verwandten Schuldverschreibungen öffentlich-rechtlicher Kreditanstalten, des Hypothekenbankgesetzes oder des Schiffsbankgesetzes ausgegeben werden,

2. Kommunaldarlehen im Sinne des § 1 Nr. 2 des Hypothekenbankgesetzes oder sonstige Darlehen der Bank, für die Sicherheiten bestehen, die den Anforderungen des Hypothekenbankgesetzes oder des Schiffsbankgesetzes für die Deckung von Pfandbriefen entsprechen,

3. Darlehen der Bank, für die nach bankmäßigen Grundsätzen ausreichende Sicherheit bestehen.

Die in Satz 2 vorgeschriebene ordentliche Deckung kann vorübergehend durch Guthaben bei der Deutschen Bundesbank und bei geeigneten Kreditinstituten ersetzt werden (Ersatzdeckung).

(3)    Die zur Deckung der Schuldverschreibungen bestimmten Vermögenswerte einschließlich der Ersatzdeckung sowie Vermögenswerte in Höhe der Deckungsrücklage nach § 2 Abs. 3 sind von der Bank einzeln in ein Register einzutragen. § 22 des Hypothekenbankgesetzes gilt entsprechend.

(4)    Die Aufsichtsbehörde (§11 Abs. 1) bestellt nach Anhörung der Bank einen Treuhänder und einen Stellvertreter. Der Treuhänder hat darauf zu achten, dass die Ausgabe, Verwaltung und Deckung der Schuldverschreibungen den gesetzlichen und satzungsmäßigen Bestimmungen und den Anleihebedingungen entsprechen. § 29 Abs. 2 und 3 und die §§ 30 bis 34 des Hypothekenbankgesetzes gelten entsprechend.

(5)    Die gedeckten Schuldverschreibungen der Bank, die nicht auf ausländische Zahlungsmittel lauten, sind zur Anlegung von Mündelgeldern geeignet.

§ 14

Zwangsvollstreckung und Insolvenz

 (1)   Auf Arreste und Zwangsvollstreckungen in Vermögenswerte, die in das Deckungsregister nach § 13 Abs. 3 eingetragen sind, ist § 5 des Gesetzes über die Pfandbriefe und verwandten Schuldverschreibungen öffentlich-rechtlicher Kreditanstalten entsprechend anzuwenden.

(2) Im Falle der Eröffnung des Insolvenzverfahrens sind die Vorschriften des § 6 Abs. 1 bis 3 des Gesetzes über die Pfandbriefe und verwandten Schuldverschreibungen öffentlich-rechtlicher Kreditanstalten entsprechend anzuwenden.

§ 15

Sondervorschrift für Refinanzierungskredite

Kreditinstitute können sich bei der Gewährung von Darlehen aus Mitteln, die sie von der Bank erhalten, die Verzinsung rückständiger Zinsen im voraus versprechen lassen.

§16

Auflösung

Die Bank kann nur durch Gesetz aufgelöst werden. Das Gesetz bestimmt über die Verwendung des Vermögens. Es darf nur für eine das Allgemeininteresse wahrende Förderung der Landwirtschaft oder der landwirtschaftlichen Forschung verwendet werden.

 §17

Übergangsregelungen

 (1)   Die bisherigen Deckungsregister der Bank bleiben nach Inkrafttreten des Fünften Gesetzes zur Änderung des Gesetzes über die Landwirtschaftliche Rentenbank als getrennte Deckungsregister neben dem Deckungsregister nach § 13 Abs. 3 bestehen. Die Aufgaben des Treuhänders nach § 13 Abs. 4 erstrecken sich auch auf diese Deckungsregister.

(2)    Bis zum Schluss der Anstaltsversammlung, die über den Jahresabschluss des Jahres 2003 beschließt, sind § 1 Abs. 3, §§ 7 und 8 Abs. 2 und 3 sowie § 11 in der bis zum 1. August 2002 geltenden Fassung weiter anzuwenden.

(3)   Bis zum Schluss der Anstaltsversammlung, die über den Jahresabschluss des Jahres 2003 beschließt, nimmt der von der Bundesregierung bestellte Kommissar oder sein Vertreter die Aufgaben der Aufsichtsbehörde nach § 3 Abs. 2, § 6 Abs. 1 Satz 2 und § 13 Abs. 4 Satz 1 wahr.

§ 18

(weggefallen)

§ 19

(weggefallen)

§ 20

(Inkrafttreten)

  p. 3646            Federal Law Gazette, Issue 2002 Part I No. 67, issued in Bonn on September 20, 2002

Announcement
of the Revision of the Law Governing Landwirtschaftliche Rentenbank

dated September 4, 2002

On the basis of article 2 of the Fifth Law on the Amendment of the Law Governing Landwirtschaftliche Rentenbank dated July 23, 2002 (FLG I, 2792), the wording of the Law Governing Landwirtschaftliche Rentenbank in the version valid as of August 1, 2002 is announced below. The revision takes into account the following:

1. the published adjusted version of the law in the Federal Law Gazette (FLG) Part III, classification 7624-1 in accordance with the Law on the Compilation of Federal Law dated July 10, 1958 (FLG I, 437) and § 3 of the Law on the Conclusion of the Compilation of Federal Law dated December 28, 1968 (FGL I, 1451),

2. article 12 of the law dated March 18, 1975 (FLG I, 705), which came into force on March 21, 1975,

3. article 2 of the law dated December 22, 1975 (FLG I, 3171), which came into force on January 1, 1976,

4. the law dated May 25, 1976 (FLG I, 1245), which came into force on May 30, 1976,

5. the law dated December 14, 1981 (FLG I, 1389), which came into force on December 20, 1981,

6. article 8 of the law dated July 25, 1986 (FLG I, 1169), which came into force on January 1, 1987,

7. article 15 of the law dated December 16, 1986 (FLG I, 2441), which came into force on January 1, 1987,

8. article 2 no. 7 of the law dated December 13, 1990 (FLG I, 2749), which came into force on January 1, 1991,

9. article 5 of the law dated July 8, 1994 (FLG I, 1465), which came into force on July 16, 1994,

10. article 82 of the law dated October 5, 1994 (FLG I, 2911), which came into force on January 1, 1999,

11. article 168 of the ordinance dated October 29, 2001 (FLG I, 2785), which came into force on November 7, 2001,

12. article 1 of the law initially mentioned, which came into force on August 1, 2002.

Bonn, September 4, 2002

The Federal Minister
for Consumer Protection, Food and Agriculture

Renate Künast

Federal Law Gazette, Issue 2002 Part I No. 67, issued in Bonn on September 20, 2002                       p. 3647

The Law Governing Landwirtschaftliche Rentenbank

§ 1

Legal form, head office

(1) Landwirtschaftliche Rentenbank, hereinafter the Bank, is a direct federal institution under public law.

(2) The Bank has its head office in Frankfurt am  Main. It does not have any branch offices.

§ 2

Capital

(1) The capital stock of the Bank amounts to 135 million Euro.

(2) A principal reserve is to be formed in order to strengthen its capital base. At least half of the annual net income remaining after allocation to the guarantee reserve (paragraph 3) is to be allocated to it.

(3) A special guarantee reserve is to be formed in addition to the principal reserve (paragraph 2); such guarantee reserve is designed to provide further security for the secured debentures issued by the Bank. The guarantee reserve may not exceed 5 percent of the nominal value of secured debentures issued at any given time. No more than 50 percent of the annual net profit may be allocated to it.

§ 3

Business responsibilities

(1) The Bank serves to promote agriculture and the rural environment, whereby the national and state responsibilities are to be taken into consideration. In accordance with more specific stipulation of the statutes, the Bank may conduct the following business:

1. Granting of funding, which is used for the promotion of agriculture (including forestry, horticulture and fisheries), upstream and downstream areas or the rural environment, in particular

a)   the promotion of the sale and warehousing of agricultural and food products,

b)   agriculture-related environmental protection, the promotion of renewable energies and renewable raw materials from agriculture, the expansion of ecological farming and protection of animals within the agricultural industry or

c) the promotion of the infrastructure of predominantly rural areas;

the funding may only be provided via credit institutions, except in the case of item 4;

2. Carrying out of banking transactions as well as trust business and other transactions with national and state authorities and intergovernmental organisations and launching of complementary programmes;

3. Granting of funding in line with market conditions for credit institutions with a head office in a member state of the European Union, which carry out agricultural credit transactions and which are of general significance for the provision of credit in agriculture and the food industry as well as in rural areas;

4. Granting of funding to companies whose business operation is of general significance for agriculture and the food industry (including forestry, horticulture and fisheries): which companies fulfil these prerequisites and what is the total credit amount to these companies that must not be exceeded is determined by the Advisory Board with a majority of at least two thirds of its members.

5. Acceptance of loans for the procurement of the necessary funds, issuing of uncovered and covered bonds, underwriting of warranties as well as utilization of all other standard bank financing instruments;

6. Participation in the institutions and companies cited in items 3 and 4 in compliance with the Federal Budget Code; these participations are only permissible in exceptional cases.

(2) Transactions as per para. 1 clause 2, item 2 with state authorities or intergovernmental organisations, resolutions of the Advisory Board as per para. 1, clause 2, item 4 and participations as per para. 1, clause 2, item 6 require the approval of the supervisory authority (§ 11 para. 1)

(3) The Federal Ministry for Consumer Protection, Food and Agriculture may assign additional obligations to the Bank, which are of interest to the Federal Republic of Germany, in agreement with the Federal Ministry of Finance, for reasonable consideration and within the scope of the responsibility of the Federal Government.

§ 4

Other transactions

(1) The Bank may furthermore conduct all transactions, which are connected with the performance of transactions permitted in accordance with § 3. The acceptance of deposits and the financial commission business are not permitted to the Bank, unless this involves

1.        transactions for  employees,

2.        deposits of the Federal Government and its special assets,

3.        deposits of central, professional nationwide organisations for agriculture and forestry or

4.        deposits of the companies cited in § 3, para. 1, clause 2, item 4.

(2) In so far as is necessary for the fulfilment of the business responsibilities cited in § 3, the Bank may buy and sell receivables and securities.

§ 5

Official bodies

(1) Executive bodies of the Bank are

1.        the Board of Management

2.        the Advisory Board

3.        the General Meeting.

(2) The responsibilities and powers of authority of the official bodies of the institution shall be governed by its statutes unless otherwise provided for by law.

§ 6

The Board of Management

(1) The Board of Management comprises at least two members. The board members are appointed and dismissed by the Advisory Board with a majority of two thirds of its members. The appointment requires the approval of the supervisory authority (§ 11 para. 1).

(2)) The Board of Management shall be responsible for conducting the business of the Bank unless such responsibility is allocated to another official body of the institution by law or under the terms of its statutes.

(3) The Board of Management represents the Bank in court and out of court. The authority to represent the Bank as well as the form for declaration of intention of the authorised representatives is regulated by the statutes. If a declaration of intention is to be submitted to the Bank, the submission to a member of the Board of Management will suffice. The provisions valid for public limited companies are to be applied accordingly to the representation of the Bank with regard to its executive bodies.

§ 7

Advisory Board

(1) The Advisory Board comprises

1)       eight representatives of agricultural and food organisations, of which six shall be appointed by the Deutscher Bauernverband e.V. (German Farmers' Union), one by the Deutscher Raiffeisenverband e.V. (Farmers' Cooperative Association) and one as a representative of the food industry (trade and industry) by food associations;

2)       three agricultural ministers from states, who shall be appointed by the Bundesrat (Federal Council) for a period still to be determined, or their permanent deputies;

3)       a representative of the trade unions;

4)       the Federal Minister of Consumer Protection, Food and Agriculture; representation in the meetings of the Advisory Board and its committees by a permanent deputy or by a departmental manager is permitted;

5)       one representative in each case from the Federal Ministry of Consumer Protection, Food and Agriculture and the Federal Ministry of Finance; the ministries may also be represented by other experts;

6)       three representatives from credit institutions or  other credit experts, who shall be co-opted by the other members of the Advisory Board.

(2) The Chairman of the Advisory Board shall be elected by the Advisory Board from the ranks of the members of the German Farmers' Union.  His/her deputy is the Federal Minister of Consumer Protection, Food and Agriculture.

(3) Members of the General Meeting may not  belong to the Advisory Board.

(1)   The Advisory Board monitors the business conduct of the Board of Management and makes decisions regarding its discharge; it may issue to the Board of Management general and specific instructions.

(2)   The Advisory Board decides on the annual accounts, the allocation to the principal reserve and the guarantee reserve as well as on the division of the net profit for the year between the promotional fund (§ 9 para. 2) and the special-purpose fund (§ 9 para. 3); it shall forward its proposal for the appropriation of profits as per § 9 para. 2 to the General Meeting for a final decision.

(3)   The Advisory Board decides on the statutes and their amendments. These require the authorisation of the supervisory authority (§ 11 para. 1).

§ 8

General Meeting of the institution

(1) The general meeting of the institution shall be made up of representatives of the owners and lessors of properties encumbered with the Rentenbank land charge.

(2) The General Meeting comprises 28 members, of which two members in each case shall be appointed by the states of Baden-Württemberg, Bavaria, Brandenburg, Hessen, Mecklenburg-West Pomerania, Lower Saxony, North Rhine Westphalia, Rhineland-Palatinate, Saxony, Saxony-Anhalt, Schleswig-Holstein and Thuringia and one member in each case by the states of Berlin, Bremen, Hamburg and Saarland. During the selection of the representatives, the individual agro-business size-categories, in particular family farms, are to be taken into consideration appropriately.

(3) The General Meeting receives the reports of the Board of Management on the business activities of the Bank and the Advisory Board on the resolutions it has passed and advises the Bank in matters of the promotion of agriculture and rural areas as well as on general agricultural and business policy issues. It decides on the appropriation of profits in accordance with § 9 para. 2.

§ 9

Appropriation of profits

(1) The net profit for the year may only be used for the promotion of agriculture and rural areas, in compliance with general interest.

(2) At most half of the amount to be distributed is allocated to a promotional fund, the appropriation of which is decided by the General Meeting in accordance with guidelines, which it is to draw up.

(3) At least half of the amount to be distributed shall be allocated to the special-purpose fund of the Federal Government set up at the Bank as per § 10 para. 3 of the Law on Agricultural Disencumbrances in the published, adjusted version in the Federal Law Gazette Part III, classification 7812-2, which was last amended by article 182 of the ordinance of October 29, 2001 (FLG I, 2785), provided that this is managed by the Bank and is to fulfil functions that correspond with the functions of the Bank, and provided that the Bank is exempted of all taxes on assets, net income and commercial enterprise.

§ 10

Specific duty of the executive bodies

 The duty of care and responsibility of the members of the Board of Management and the Advisory Board comply with the relevant provisions for Board of Management and Supervisory Board members of public limited companies.

§ 11

Supervision

 (1) The Bank is subject to the supervision of the Federal Ministry for Consumer Protection, Food and Agriculture (supervisory authority), which makes its decisions in agreement with the Federal Ministry of Finance. The supervisory authority ensures that the business operation of the Bank complies with public interest in particular in the promotion of agriculture and rural areas as well as with the laws and its Statutes.

(2) The supervisory authority is empowered to request information from the executive bodies of the Bank on all business matters, to view any books and correspondence of the Bank and to participate in meetings of the Advisory Board and its committees as well as in the General Meeting, and to raise motions; its representatives must be admitted to the floor at all times.

(3) The supervisory authority is also authorised to request the calling of meetings of the executive bodies and the announcement of subjects to be decided as well as to prohibit the implementation of directives or resolutions, which contravene public interest in particular the promotion of agriculture and rural areas or are in breach of the laws or the Bank's statutes.

(4) Otherwise, the Bank is independent with regard to its administration and management, likewise in the appointment of personnel.

§ 12

Official seal and public documents

The Bank is entitled to hold an official seal. Bank declarations, which are duly signed and given the stamp of the official seal have the character of officially authenticated public documents.

§ 13

Covered bonds

 (1) The Bank may issue covered bonds according to paragraphs 2 to 4.

 (2) The total amount of the bonds issued by the Bank must be covered to the amount of the nominal value and the interest at all times. The following are permitted as cover

1. mortgage bonds and municipal bonds, which are issued in accordance with the provisions of the statute on mortgage bonds and associated bonds of credit institutions under public law, with the mortgage banks act or with the law on ship mortgage banks,

2. municipal loans in line with  § 1 item 2 of the mortgage banks act or other loans of the Bank for which securities exist, which comply with the requirements of the mortgage banks act or the law on ship mortgage banks for covering mortgage bonds,

3. loans granted by the bank for which sufficient securities exist in accordance with bank policies.

The appropriate cover prescribed in clause 2 may be replaced temporarily by credit deposits at Deutsche Bundesbank and at suitable banks (substitute cover).

(3) The assets determined for covering the bonds, including the substitute cover, as well as assets to the amount of principal reserves as per § 2 para. 3 are to be entered individually into a register by the Bank. § 22 of the mortgage banks act applies accordingly.

(4) After consultation with the Bank, the supervisory authority (§ 11 para. 1) nominates a trustee and a deputy. It is the responsibility of the trustee to ensure that the issuing, administration and cover of bonds comply with the legal and regulatory conditions and terms and conditions of the bonds. § 29 para. 2 and 3 and the §§ 30 to 34 of the mortgage banks act apply accordingly.

(5) The covered bonds of the Bank, which are not denominated in foreign currency, are suitable for the investment of ward money.

§ 14

Compulsory execution and insolvency

(1) § 5 of the statute on mortgage bonds and associated bonds of credit institutions under public law shall apply accordingly to distraints and compulsory executions upon assets, which are entered in the register of covered bonds as per § 13 para. 3.

(2) In the case of the opening of insolvency proceedings, the provisions of § 6 para. 1 to 3 of the statute on mortgage bonds and associated bonds of credit institutions under public law shall apply.

§ 15

Special provision for refinancing loans

Credit institutions may request in advance an undertaking to pay interest on overdue interest in each case they grant a loan from funds received from the Bank.

§ 16

Dissolution

The Bank may only be dissolved by law. Such law shall determine the application of assets. They may only be used for the support and promotion of agriculture in the interests of the public at large.

§ 17

Transitional rules

(1) The current Bank registers for covered bonds are retained as separate coverage registers in addition to the register as per § 13 para. 3 when the fifth law on the amendment of the law governing Landwirtschaftliche Rentenbank comes into force. The duties of the trustee as per § 13 para. 4 also encompass these coverage registers.

(2) § 1 para. 3, §§ 7 and 8 para. 2 and 3 and § 11 in the version valid until August 1, 2002 are to apply until the conclusion of the General Meeting, which is to decide on the annual net profit of 2003.

(3) The commissioner appointed by the Federal Government or its deputy undertakes the duties of the supervisory authority as per § 3 para. 2, § 6 para. 1 clause 2 and § 13 para. 4 clause 1 until the conclusion of the General Meeting, which is to decide on the annual net profit of 2003.

§ 18

(omitted)

§ 19

(omitted)

§ 20

(coming into force)